UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2012

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2012, the Company and Comerica Bank entered into an Amended and Restated Loan and Security Agreement, dated as of February 9, 2012 (the “Restated Agreement”).  The Restated Agreement amends and replaces the Loan and Security Agreement between the Company and Comerica, and multiple Amendments thereto, in place starting in January 2004.  The Restated Agreement provides a line of credit for the Company, on the following terms:

•	Maximum principal amount: $5,000,000
•	Interest rate: Prime reference rate + 1.25%
•	Significant financial covenants:
o	Adjusted quick ratio of 1.15:1.00, with a decrease to 0.75:1.00 during reporting periods ending 2/28/12 through 6/30/12. Starting 7/31/12, the quick ratio requirement steps back up to 1.15:1.00.
o	Minimum net worth:
DATE	Min Net Worth
Through 4/30/12	-$5,600,000
5/31/12	-$4,000,000
6/30/2012	-$3,000,000
7/31/2012	-$1,000,000
8/31/12 and Thereafter	$1
o	Covenants tested monthly if there are amounts outstanding, otherwise quarterly
•	Line is secured by the Company’s accounts receivable, deposit accounts, equipment, general intangibles, goods, inventory, investment property, money, records, and the like, and all proceeds thereof

A copy of the Amended and Restated Loan and Security Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01  Financial Statements And Exhibits

(d)           Exhibits

10.1	Amended and Restated Loan and Security Agreement dated February 9, 2012 between the Company and Comerica Bank

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: February 14, 2012	By:	/s/ Linda L. Carloni
Title: Sr. Vice President and General Counsel

2.